PRESS RELEASE


                             CHICOPEE BANCORP, INC.
                        ANNOUNCES SECOND QUARTER EARNINGS

August 9, 2006--Chicopee Bancorp, Inc. (the "Company") (NASDAQ: CBNK), which became the holding company for Chicopee Savings Bank (the "Bank) in connection with the Bank's conversion from a mutual savings bank to a stock savings bank, today announced the results of operations for the three and six months ending June 30, 2006. Due to the timing of the conversion, as of June 30, 2006, the Company had no assets and conducted no operations. Accordingly, all information presented is for the Bank's operations only. The Bank's net income increased 12.1% from $347,000 for the quarter ending June 30, 2005 to $389,000 for the quarter ended June 30, 2006. Net income increased by 1.9% from $727,000 for the six months of 2005 to $741,000 for the first six months of 2006.

The Company and Bank completed its mutual-to-stock conversion and related stock offering on July 19, 2006 with the issuance of 7,439,368 shares (including 551,064 shares issued to the Chicopee Savings Bank Charitable Foundation) raising net proceeds of $67.1 million. Such net proceeds were initially invested in short term investments including fed funds and agency bonds.

The Bank's balance sheet increased by $47.1 million, or 12%, from $391.3 million at December 31, 2005 to $438.5 million at June 30, 2006, including subscription proceeds of $55.2 million. During this period, net loans increased by $13.9 million, or 4.4%, to $329.6 million. Consumer loans increased by $3.7 million, or 20.2%, to $21.8 million, and commercial real estate loans increased by $4.3 million, or 3.9%, to $114.5 million.

FINANCIAL HIGHLIGHTS INCLUDE:

      o The investment portfolio decreased by $1.4 million, or 4.2%, to $32.8 million as of June 30, 2006 compared to the balance at December 31, 2005 primarily due to the sale of available-for-sale securities as well as the overall market trend.

      o For the six months ended June 30, 2006, total deposits increased by $7.8 million, or 2.7%. During the period demand deposits increased $5.0 million or 17.8% due to increase in business checking balances and certificates of deposit increased by $6.5 million, or 4.0%, primarily from a special deposit promotion.

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      o  FHLB advances at June 30, 2006 were $17.0 million, a decrease of $12.4 million from  December 31, 2005 due to maturities.

      o The allowance for loan losses at June 30, 2006 was $2.8 million, or 0.85% of total loans, compared to $2.6 million, or 0.82% of total loans as of December 31, 2005. Nonperforming loans at June 30, 2006 were $319,000, or 0.10% of total loans, decreasing $417,000 from $736,000, or 0.23% of total loans as of December 31, 2005. The provision for loan losses increased to $110,000 in the three months ended June 30, 2006 from $30,000 for the same period in 2005 due to the classification of special mention in June 2006. The increase in provision for loan losses for the six months ended June 30, 2006 was $260,000 compared $60,000 for the same period in 2005 this increase was related to an increase in classified loans and overall loan growth.

      o During the quarter ending June 30, 2006, the net interest margin remained stable at 3.47%, as compared to 3.55% for the second quarter of 2005. For the first six months of 2006, the net interest margin was 3.43% compared to 3.56% for the six months ended June 30, 2005. The lower net interest margin for the first two quarters of 2006 as compared to the same period in 2005 was primarily due to an increase in the cost of funds due to higher market interest rates in 2006.

      o Non-interest income was $446,000 for the quarter ended June 30, 2006 compared to $378,000 for the quarter ended June 30, 2005. The year-to-date non-interest income was $916,000, an increase of $142,000, or 18.3%, over the same period in 2005. Such increase was primarily attributable to increased fees from loan sales and servicing during 2006.

      o Non-interest expense for the three months ended June 30, 2006 was $3.0 million compared to $2.8 million for the same period in 2005. In the first half of 2006, non-interest expense was $5.9 million, an increase of $391,000 or 7.1% over the six months ended June 30, 2005.

      o Total capital at June 30, 2006 was $44.2 million, an increase of $751,000, or 1.7%, resulting from net income during the period. The capital levels at June 30, 2006 do not reflect the net proceeds from the Company's stock offering which closed on July 19, 2006.

Chicopee Bancorp, Inc. is a publicly owned bank holding company and the parent corporation of Chicopee Savings Bank, a Massachusetts stock savings bank headquartered at 70 Center Street, Chicopee, MA 01014. Chicopee Savings Bank provides a wide variety of financial products and services through its five branch offices located in Chicopee, Ludlow and West Springfield in Western Massachusetts. For more information regarding the Bank's products and services, please visit our web site at www.chicopeesavingsbank.com.

Attached are consolidated balance sheets and consolidated statements of operations. The condensed consolidated financial statements should be read in conjunction with the Company's Form 10-Q, dated March 31, 2006.

This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of the Company's loan or investment portfolios. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q and its registration statement on Form S-1, each filed with the Securities and Exchange Commission, which are available through the SEC's website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company assumes no obligation to update any forward-looking statements.


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
                                   CHICOPEE SAVINGS BANK AND SUBSIDIARIES
                                         CONSOLIDATED BALANCE SHEETS
                                           (Dollars In Thousands)
                                                 (Unaudited)

                                                                                            JUNE 30,            DECEMBER 31,
                                                                                              2006                  2005
                                                                                       -------------------    ------------------
ASSETS

Cash and due from banks                                                                          $ 11,876              $ 10,003
Short-term investments                                                                              4,066                 4,181
Federal funds sold                                                                                 35,250                 3,402
                                                                                       -------------------    ------------------
         Total cash and cash equivalents                                                           51,192                17,586

Securities available for sale, at fair value                                                        4,670                 4,934
Securities held-to-maturity, at cost (fair value $27,677 and $29,109 at
   June 30, 2006 and December 31, 2005, respectively)                                              28,295                29,472
Federal Home Loan Bank stock, at cost                                                               2,589                 2,447
Loans, net of allowance for loan losses ($2,811 at
   June30, 2006 and $2,605 at December 31, 2005)                                                  329,566               315,649
Cash surrender value of life insurance                                                             11,002                10,801
Premises and equipment, net                                                                         7,190                 7,079
Accrued interest and dividend receivable                                                            1,524                 1,341
Deferred income tax asset                                                                             649                   987
Other assets                                                                                        1,818                 1,053
                                                                                       -------------------    ------------------
         Total assets                                                                            $438,495              $391,349
                                                                                       ===================    ==================

LIABILITIES AND SURPLUS

Deposits
   Non-interest-bearing                                                                          $ 32,866              $ 27,912
   Interest-bearing                                                                              $270,004              $267,111
                                                                                       -------------------    ------------------
         Total deposits                                                                          $302,870              $295,023

Securities sold under agreements to repurchase                                                     14,459                20,163
Advances from Federal Home Loan Bank                                                               17,029                29,417
Mortgagors' escrow accounts                                                                           897                   971
Accrued expenses and other liabilities                                                             59,048                 2,334
                                                                                       -------------------    ------------------
         Total liabilities                                                                       $394,303              $347,908
                                                                                       -------------------    ------------------
Commitments and contingencies

Surplus
    Undivided profits                                                                              44,078                43,351
    Accumulated other comprehensive income
    Net unrealized appreciation on securities available-for-sale, net of
      deferred income taxes                                                                           114                    90
                                                                                       -------------------    ------------------
         Total surplus                                                                             44,192                43,441
                                                                                       -------------------    ------------------
         Total liabilities and surplus                                                           $438,495              $391,349
                                                                                       ===================    ==================


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

                                     CHICOPEE SAVINGS BANK AND SUBSIDIARIES
                                         CONSOLIDATED INCOME STATEMENTS
                                     (In Thousands Except Per Share Amounts)
                                                   (Unaudited)


                                                                     THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                          JUNE 30,                        JUNE 30,
                                                                -----------------------------  -----------------------------
                                                                    2006           2005            2006           2005
                                                                -------------- --------------  -------------- --------------
Interest and dividend income:
    Loans, including fees                                              $4,879         $4,213          $9,576         $8,257
    Interest and dividends on securities:                                 385            277             745            568
    Other interest-earning assets                                         152             79             243            120
                                                                -------------- --------------  -------------- --------------
          Total interest and dividend income                            5,416          4,569          10,564          8,945
                                                                -------------- --------------  -------------- --------------

Interest expense:
    Deposits                                                            1,804          1,472           3,466          2,747
    Securities sold under agreements to repurchase                         48             36             110             74
    Other borrowed funds                                                  354            146             712            265
                                                                -------------- --------------  -------------- --------------
          Total interest expense                                        2,206          1,654           4,288          3,086
                                                                -------------- --------------  -------------- --------------

Net interest income                                                     3,210          2,915           6,276          5,859
Provision for loan losses                                                 110             30             260             60
                                                                -------------- --------------  -------------- --------------

Net interest income, after provision for loan losses                    3,100          2,885           6,016          5,799
                                                                -------------- --------------  -------------- --------------

Non-interest income:
    Service charges, fees and commissions                                 391            322             781            657
    Loan sales and servicing                                               44             17             117             27
    Net gain on sales of securities available-for-sale                     11             39              18             90
                                                                -------------- --------------  -------------- --------------
          Total non-interest income                                       446            378             916            774
                                                                -------------- --------------  -------------- --------------
Non-interest expenses:
    Salaries and employee benefits                                      1,628          1,529           3,228          3,018
    Occupancy expenses                                                    262            229             541            488
    Furniture and equipment                                               223            209             441            433
    Data processing                                                       163            137             343            273
    Stationery, supplies and postage                                       85             89             161            180
    Other non-interest expense                                            628            569           1,171          1,102
                                                                -------------- --------------  -------------- --------------
          Total non-interest expenses                                   2,989          2,762           5,885          5,494
                                                                -------------- --------------  -------------- --------------

Income before income taxes                                                557            501           1,047          1,079
Provision for income taxes                                                168            154             320            338
                                                                -------------- --------------  -------------- --------------
          Net income                                                   $  389         $  347          $  727         $  741
                                                                ============== ==============  ============== ==============

CONTACT:

Chicopee Bancorp, Inc.
W. Guy Ormsby, 413-594-6692